Exhibit 3.1
Reflecting all amendments through October 19, 2006
AMENDED AND RESTATED BY-LAWS
OF
CDW CORPORATION
ARTICLE I
OFFICES
     Section 1. Registered Office. The corporation shall establish and maintain a registered office in the State of Illinois.
     Section 2. Other Offices. The corporation may have other offices, either within or without the State of Illinois, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.
ARTICLE II
MEETINGS OF SHAREHOLDERS
     Section 1. Annual Meetings. Annual meetings of Shareholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting in accordance with these By-Laws shall be held at such place, either within or without the State of Illinois, and at such time and date as the Board of Directors, by resolutions, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of Shareholders shall be held at the offices of CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois on May 1 at 6:00 p.m. central standard time. If this date shall fall upon a Saturday, Sunday or a legal holiday, the meeting shall be held on the next succeeding business day.
     At each annual meeting, the Shareholders entitled to vote may only transact such business as may properly be brought before the meeting. For business to be properly brought before an annual meeting, it must be: (i) authorized by the Board of Directors and specified in the notice, or a supplemental notice, of the meeting, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or the chairman of the meeting, or (iii) otherwise properly brought before the meeting by a Shareholder. For business to be properly brought before an annual meeting by a Shareholder, the Shareholder must have given written notice thereof to the Secretary of the corporation, delivered or mailed to and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days from the anniversary date of the preceding year’s annual meeting date, written notice by a Shareholder in order to be timely must be received not later than the close of business on the tenth day following the day on which the first public disclosure of the date of the annual meeting was made. Delivery shall be by hand or by certified or registered mail, return receipt requested. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of Shareholder’s notice as described above. A Shareholder’s notice to the Secretary shall set forth as to each item of business the Shareholder proposes to bring before the meeting: (1) a description of such item and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on the corporation’s records, of the Shareholder proposing such business, (3) a representation that the Shareholder is a holder of record of shares of stock of the corporation entitled to vote with respect to such business and intends to appear in person or by proxy at the meeting to move the consideration of such business, (4) the class and number of shares of stock of the corporation which are beneficially owned by the Shareholder (determined in accordance with regulations under Section 13 of the Securities Exchange Act of 1934, as amended), and (5) a description of all arrangements or understandings between such Shareholder and any other person or persons (including their names) in connection with the proposal of such business by such Shareholder and any material interest of such Shareholder in such business. No business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1. The chairman of the annual meeting at which any business is proposed by a Shareholder shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with the provisions of this Section 1, and, in such event, the business not properly before the meeting shall not be transacted.
     Section 2. Other Meetings. Meetings of Shareholders for any other purpose may be held at such time and place, within or without the State of Illinois, as shall be stated in the notice of the meeting.
     Section 3. Voting. Each Shareholder entitled to vote in accordance with the terms of the Articles of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such Shareholder, but no proxy shall be voted after eleven (11) months from its date unless such proxy provides for a longer period. Upon the demand of any Shareholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. All elections for directors and, all other questions shall be elected by majority vote except as otherwise provided by the Articles of Incorporation or the laws of the State of Illinois.
     The officer or agent having charge of the transfer books for shares of the Company shall make, at least 10 days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each Shareholder, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Company and shall be subject to inspection by any Shareholder at any time during usual business hours. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Shareholder who is present.
     Section 4. Quorum. Except as otherwise required by Law, by the Articles of Incorporation or by these By-Laws, the presence, in person or by proxy, of Shareholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the Shareholders. In case a quorum shall not be present at any meeting, a majority in interest of the Shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those Shareholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.
     Section 5. Special Meetings. Special meetings of the Shareholders for any purpose or purposes may be called by (i) the Chairman of the Board of Directors, (ii) the President, (iii) by resolution of the directors or (iv) by the holders of not less than one-fifth of all the outstanding shares of the corporation. The business transacted at a special meeting of the Shareholders shall be limited solely to matters relating to the purpose or purposes stated in the notice of such special meeting.
     Section 6. Notice of Meetings. Written notice, stating the place, date and time of the meeting and the general nature of the business to be considered, shall be given to each Shareholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten (10) or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty (20) days, nor more than sixty (60) days before the date of the meeting.
     Section 7. Action Without Meeting. Unless otherwise provided by the Articles of Incorporation, any action required to be taken at any annual or special meeting of Shareholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by (i) the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting, provided, that at least five days prior notice of the proposed action is given in writing to all shareholders entitled to vote with respect to the subject matter thereof, or (ii) all of the Shareholders entitled to vote with respect to the subject matter thereof.
ARTICLE III
DIRECTORS
     Section 1. Number and Term. The number of directors shall be no fewer than seven (7) and no more than twelve (12). The specific number of directors within that range shall be determined by resolution of the Board of Directors. The directors shall be elected at the annual meeting of the Shareholders and each director shall be elected to serve until his successor shall be elected and shall qualify.
     Section 2. Election. Only persons who are nominated in accordance with the procedures set forth in this Section 2 shall be eligible for election at a meeting of Shareholders as directors of the corporation. Nominations of persons for election to the Board of Directors may be made at a meeting of Shareholders by the Board of Directors or by any Shareholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this Section 2. Any nomination by a Shareholder must be made by written notice to the Secretary delivered or mailed to and received at the principal executive offices of the corporation: (i) with respect to an election to be held at an annual meeting of Shareholders, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days from the anniversary date of the preceding year’s annual meeting date, written notice by the Shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which public disclosure of the date of the annual meeting was made, and (ii) with respect to an election to be held at a special meeting of Shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which the first public disclosure of the date of the special meeting was made. Delivery shall be by hand, or by certified or registered mail, return receipt requested. In no event shall the public announcement of an adjournment of any annual or special meeting commence a new time period for giving of a Shareholder notice as described above. A Shareholder’s notice to the Secretary shall set forth (a) as to each person whom the Shareholder proposes to nominate for election or re-election as a director: (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of stock of the corporation which are beneficially owned by such person (determined in accordance with regulations under Section 13 of the Securities Exchange Act of 1934, as amended), (4) any other information relating to such person that would be required to be disclosed in solicitations of proxies for the election of such person as a director of the corporation pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, had the nominee been nominated by the Board of Directors, and (5) such person’s written consent to being named in any proxy statement as a nominee and to serving as a director if elected; and (b) as to the Shareholder giving notice: (1) the name and address, as they appear on the corporation’s records, of such Shareholder, (2) the class and number of shares of stock of the corporation which are beneficially owned by such Shareholder (determined as provided in clause (3) above), (3) a representation that the Shareholder is a holder of record of stock of the corporation entitled to vote on the election of directors at such meeting and that such Shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (4) a description of all agreements, arrangements or understandings between the Shareholder and each nominee of the Shareholder and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a Shareholder’s notice of nomination which pertains to the nominee. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. The chairman of the meeting at which a Shareholder nomination is presented shall, if the facts warrant, determine and declare to the meeting that such nomination was not made in accordance with the procedures prescribed by this Section 2, and, in such event, the defective nomination shall be disregarded.

     Section 3. Resignations. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board of Directors.
     Section 4. Vacancies. If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.
     Section 5. Removal. Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the Shareholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the Shareholders entitled to vote.
     Section 6. Increase or Decrease of Number. The number of directors may be increased or decreased (but not below three (3)) by amendment of these By-Laws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the Shareholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.
     Section 7. Powers. The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Articles of Incorporation of the corporation or by these By-Laws conferred upon or reserved to the Shareholders.
     Section 8. Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
     Any such committee, to the extent permitted by law and as provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the Shareholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the Shareholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation.
     Section 9. Meetings. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Illinois.
     The first meeting of each newly elected Board of Directors shall be held immediately after the annual meeting of Shareholders without any notice other than these By-Laws. The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the Shareholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.
     Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.
     Special meetings of the Board of Directors may be called by the Chairman of the Board and shall be called by Chairman of the Board on the written request of any two directors on at least two (2) days notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.
     Unless otherwise restricted by the Articles of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
     Section 10. Quorum. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.
     Section 11. Compensation. Unless otherwise restricted by the Articles of Incorporation, the Board of Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. The directors may also be entitled to participate in such equity and other benefit plans as they shall determine. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
     Section 12. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may, to the fullest extent permitted by law, be taken without a meeting pursuant to a written consent signed by all members of the board, or of such committee as the case may be, and all such written consents shall be filed with the minutes or proceedings of the board or committee.
ARTICLE IV
OFFICERS
     Section 1. Officers. The officers of the corporation shall be a Chairman of the Board of Directors, a Chief Executive Officer, a President, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect one or more Vice Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers (other than the Chairman of the Board of Directors) of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than one office may be held by the same person.
     Section 2. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
     Section 3. Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of directors and shareholders of the corporation and may call meetings of the Board of Directors. The Chairman of the Board of Directors shall also perform such other duties as may be assigned to him by the Board of Directors.
     Section 4. Vice Chairman of the Board. The Vice Chairman of the Board of Directors shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors.
     Section 5. Chief Executive Officer. The Chief Executive Officer of the corporation shall formulate policies with respect to the affairs of the corporation and shall have general powers of supervision and management.
     Section 6. President. The President shall be the chief operating officer of the corporation and, subject to the direction of the Chairman of the Board of Directors, shall supervise and direct and be responsible for the direction of the ongoing business of the corporation. In the absence of the Chairman of the Board of Directors, the President shall preside at meetings of the Shareholders and the Board of Directors. Except as the Board of Directors shall authorize the execution thereof in some other manner, the President shall be authorized to execute bonds, mortgages and other contracts on behalf of the corporation to cause the corporation’s seal to be affixed to any instrument requiring such seal, and when so affixed such seal shall be attested by the signatures of the Secretary or Assistant Secretary.
     Section 7. Vice President. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the directors.
     Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors.
     The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, the Chairman of the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the Chairman of the Board of Directors, President and Board of Directors, whenever any of them may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.
     Section 9. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of Shareholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board of Directors, President, or by the directors, or Shareholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the Chairman of the Board of Directors, or the President. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the Chairman of the Board of Directors, or the President, and attest the same.
     Section 10. Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them respectively, by the Board of Directors.
ARTICLE V
MISCELLANEOUS
     Section 1. Certificates of Stock. Every holder of stock in the corporation shall be entitled to have a certificate certifying the number of shares owned by him in the corporation, signed by the Chairman, the President or the Vice President and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 2. Lost Certificates. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost, stolen or destroyed, and the directors may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond, in such sum as they may direct, sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, or the issuance of any such new certificate.
     Section 3. Transfer of Shares. Upon surrender to the corporation or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when certificates are presented to the corporation for transfer, both the transferor and the transferee request the corporation to do so.
     Section 4. Shareholders Record Date. In order that the corporation may determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty (20) days, nor more than sixty (60) days prior to any other action. A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     Section 5. Registered Shareholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books, as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Illinois.
     Section 6. Dividends. Subject to the provisions of the Articles of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting declare dividends upon the capital stock of the corporation as and when they deem expedient. Dividends may be paid in cash, in property, or in shares of capital stock of the corporation, subject to the provisions of the Articles of Incorporation. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.
     Section 7. Seal. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words “CORPORATE SEAL ILLINOIS.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
     Section 8. Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.
     Section 9. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.
     Section 10. Notice and Waiver of Notice. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.
     Whenever any notice whatever is required to be given under the provisions of any law, or under the Provisions of the Articles of Incorporation of the corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Shareholders, directors or members of a committee of directors need be specified in any written waiver of notice.
ARTICLE VI
INDEMNIFICATION OF
DIRECTORS, EMPLOYEES AND AGENTS
     Each person who at any time is or shall have been a director or officer of the corporation, or is or shall have been serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation in accordance with and to the full extent permitted by the law of the State of Illinois as in effect at the time of adoption of this By-law or as amended from time to time. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any By-law, agreement, vote of shareholders or disinterested directors or otherwise. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation. If authorized by the Board of Directors, the corporation may purchase and maintain insurance on behalf of any person to the full extent permitted by the law of the State of Illinois as in effect at the time of the adoption of this By-law or as amended from time to time.
ARTICLE VII
AMENDMENTS
     These By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the Shareholders or at any special meeting thereof if notice of the proposed alteration or repeal or By-Law or By-Laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal, or By-Law or By-Laws to be made, be contained in the notice of such special meeting.